EXHIBIT 99.1

Dolphin Entertainment, Inc. Announces Pricing of $8.3 Million Common Stock Registered Direct Offering Priced At-The-Market

June 5, 2020 | Source: Dolphin Entertainment, Inc.

MIAMI, FLORIDA / ACCESSWIRE / June 5, 2019 / Dolphin Entertainment, Inc. (NASDAQ: DLPN), a leading independent entertainment marketing and production company, today announced that on June 5, 2020 it entered into a securities purchase agreement with several institutional investors for the issuance and sale of 7,900,000 shares of its common stock at a price of $1.05 per share, for aggregate gross proceeds of approximately $8.3 million, in a registered direct offering.

Maxim Group LLC is acting as sole placement agent for the offering.

The offering is expected to close on or about June 9, 2020, subject to the satisfaction of customary closing conditions.

The securities described above are being offered by Dolphin Entertainment, Inc. pursuant to a registration statement on Form S-3 (File No. 333-222847) previously filed and declared effective by the Securities and Exchange Commission (SEC) on February 12, 2018. The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by Dolphin Entertainment with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and production company. Through our subsidiaries 42West, The Door and Shore Fire Media, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the film, television, music and hospitality industries. In December 2019, all three PR firms were ranked among the Observer’s “Power 50” PR Firms in the United States, an unprecedented achievement.  Dolphin's acquisition of Viewpoint Creative adds full-service creative branding and production capabilities to our marketing group. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series.

Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Source:  Dolphin Entertainment, Inc.